UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2008

Black Gaming, LLC
 (Exact name of registrant as specified in its charter)

Nevada	333-123179	20-8160036
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10777 W Twain Ave, Las Vegas, Nevada	89135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 318-6888

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.06 Material Impairments.

Due to the Black Gaming, LLC (the “Company”) announcement as of the date of this report on Form 8-K of the intention to significantly reduce operations on a temporary basis at the Company’s Oasis Resort Casino Golf and Spa beginning Friday, December 5, 2008 (See Item 7.01 Regulation FD Disclosure), management of the Company is currently evaluating under generally accepted accounting principles applicable to the Company whether it may be required to make a charge for impairment to one or more of its assets. However, given that key inputs that support the impairment analysis are not yet available, it was not reasonably possible to develop an estimate of any potential impairment at this time. The annual impairment analysis will be completed during the fourth quarter of 2008. The Company believes that there is a reasonable possibility that the completion of these activities will result in a non-cash impairment charge in the fourth quarter. The amount of the charge, however, cannot be reasonably estimated until the analysis is completed. The Company expects to make this evaluation and reach a conclusion at or before the time of filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

SECTION 7 – REGULATION FD DISCLOSURE

Item 7.01 Regulation FD Disclosure.

On December 1, 2008, the Company issued a press release in which the Company announced its intention to significantly reduce operations on a temporary basis at the Company’s Oasis Resort Casino Golf and Spa beginning Friday, December 5, 2008. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d). Exhibits

Exhibit	Name
Exhibit 99.1	Press Release dated December 1, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Gaming, LLC

Date: December 1, 2008	By:	/s/ Sean P. McKay

Sean P. McKay
	Its:	Chief Accounting Officer

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EXHIBIT INDEX

Exhibit	Name
Exhibit 99.1	Press Release dated December 1, 2008

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